As filed with the Securities and Exchange Commission on November 8, 2000

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

              New York                                   22-2365834
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                                ----------------

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-38354

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                      Proposed           Proposed
                                                 Number of Shares      Maximum            Maximum          Amount of
                Title of Shares                       to be        Offering Price        Aggregate       Registration
               to be Registered                     Registered      Per Share (1)   Offering Price (1)        Fee
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share                31,054          $ 4.6094          $143,140.30         $37.78
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on Tuesday, November 7, 2000.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-38354

         This Registration Statement hereby incorporates by reference in its entirety the Registrant's Registration Statement on Form S-3 (File No. 333-38354) declared effective on June 28, 2000, as amended, including the documents incorporated or deemed to be incorporated by reference therein.

Exhibits

Exhibit No.       Description
-----------       -----------

5.1*              Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*             Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

--------------------
*  Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 1, 2000.

                                             GREG MANNING AUCTIONS, INC.

                                             By: /s/ Greg Manning
                                                --------------------------------
                                             Name:  Greg Manning
                                             Title: Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                            Date
---------                         -----                            ----

/s/ James A. Smith                Chief Financial Officer       November 1, 2000
------------------                (Principal Financial and
James A. Smith                    Accounting Officer)

/s/ Greg Manning                  Chairman of the Board,        November 1, 2000
-----------------                 President and Chief
Greg Manning                      Executive Officer and
                                  Director

/s/ Anthony Bongiovanni           Director                      November 1, 2000
-----------------------
Anthony Bongiovanni

/s/ Richard Cohen                 Director                      November 1, 2000
-----------------
Richard Cohen

/s/ Scott S. Rosenblum            Director                      November 1, 2000
----------------------
Scott S. Rosenblum

/s Gregory N. Roberts             Director                      November 1, 2000
---------------------
Gregory N. Roberts

_______________________           Director                      November 1, 2000
Mark B. Segall

                                            EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

5.1*              Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*             Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

------------------
*  Filed herewith